Exhibit 99.1

Hydrofarm Completes Acquisition of

Premium Nutrient Maker HEAVY 16

Fairless Hills, Pa. - Monday, May 4, 2021– Hydrofarm Holdings Group, Inc. (“Hydrofarm”) (Nasdaq: HYFM), a leading distributor and manufacturer of hydroponics equipment and supplies, today announced that it has completed its previously announced acquisition of Field 16, LLC, the manufacturer and distributor of HEAVY 16, a line of premium plant nutrients (collectively “HEAVY 16”). The transaction enhances Hydrofarm’s already robust portfolio of high-performance, innovative and proprietary branded products in the lighting, climate control, nutrients and growing media categories.

First Quarter 2021 Earnings Conference Call

The Company plans to release full financial results for its first quarter ended March 31, 2021 on May 13, 2021 at 5:00 PM ET. The conference call can be accessed live over the phone by dialing 201-389-0879. A replay will be available after the call until Thursday, May 20, 2021 and can be accessed by dialing 412-317-6671. The passcode is 13718921. The conference call will also be webcast live and archived on the corporate website at www.hydrofarm.com, under the “Investors” section.

About Hydrofarm Holdings Group, Inc.

Hydrofarm is a leading distributor and manufacturer of controlled environment agriculture equipment and supplies, including high-intensity grow lights, climate control solutions, and growing media, as well as a broad portfolio of innovative and proprietary branded products. For more than 40 years, Hydrofarm has helped growers in the U.S. and Canadian markets make growing easier and more productive.  The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects.  For additional information, please visit: www.hydrofarm.com

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

The ongoing COVID-19 pandemic could have a material adverse effect on the Company’s business, results of operation, financial condition and/or cash flows; Interruptions in the Company's supply chain, whether due to COVID-19 or otherwise could adversely impact expected sales growth and operations; The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues; Certain of the Company’s products may be purchased for use in new or emerging industries or segments, including the cannabis industry, and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative and enforcement approaches, and consumer perceptions and, among other things, such laws, regulations, approaches and perceptions may adversely impact the market for the Company’s products; Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products; Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business; If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed; The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack; The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business; Acquisitions, other strategic alliances and investments could result in operating and integration difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations. Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Company’s other filings with the SEC. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Investor Relations:

ICR

Fitzhugh Taylor

ir@hydrofarm.com

Media Contacts:

The LAKPR Group

Hannah Arnold, 202-559-9171, harnold@lakpr.com

Lynn Trono, 323-672-8226, ltrono@lakpr.com

-or-

Hydrofarm

Lisa Gallagher, 513-505-2334, lgallagher@hydrofarm.com